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                                                                  Exhibit 10-m
                               NORDSON CORPORATION
                           1992 RESTRICTED STOCK PLAN

                               SECTION 1. PURPOSES

                  The purpose of this Plan is to attract, retain, and motivate key employees of Nordson Corporation and its subsidiaries and to reward the performance and to build the equity interest of key employees by providing long-term incentives to individuals who are in a position to make a substantial contribution to the continued progress and success of the Company.


                             SECTION 2. DEFINITIONS

                  Whenever used in this Plan, the following terms will have the meanings set forth below:

2.1      "Award" means a grant of Restricted Stock under this Plan.

2.2      "Board of Directors" means the Board of Directors of Nordson
         Corporation.

2.3 "Change of Control" will be deemed to have occurred if at any time after the Effective Date of this Plan:

                  (a) any Person (other than the Company, any of its subsidiaries, any employee benefit plan or employee stock ownership plan of the Company, or any Person organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial owner of 20% or more of the Common Shares then outstanding, any such Person is declared to be an Adverse Person by the Board of Directors, or any such Person commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the Person becoming the Beneficial Owner of 20% or more of the Common Shares then outstanding (provided, however, that, for purposes of determining whether Eric T. Nord or Evan W. Nord, together with each of their Affiliates or Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by the Walter G. Nord Trust and by the Nord Family Foundation will be excluded and, for purposes of determining whether the Walter G. Nord Trust or the Nord Family Foundation, together with each of their Affiliates and Associates, is the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Common Shares then held by Eric
         T. Nord and by Evan W. Nord will be excluded). For purposes of this
         Section 2.3, the terms "Adverse Person," "Affiliates," "Associates," "Beneficial Owner," and "Person"


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         will have the meanings given to them in the Rights Agreement, dated as of August 26, 1988, between Nordson and AmeriTrust Company National Association, as Rights Agent, as amended from time to time (the "Rights Agreement").

                           (b) At any time during a period of 24 consecutive months, individuals who were Directors of the Company at the beginning of the period no longer constitute a majority of the members of the Board of Directors, unless the election, or the nomination for election by the Company's shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were Directors at the beginning of the period.

                           (c) A record date is established for determining shareholders entitled to vote upon (i) a merger or consolidation of the Company with another corporation in which the Company is not the surviving or continuing corporation or in which all or part of the outstanding Common Shares are to be converted into or exchanged for cash, securities, or other property, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) the dissolution of the Company.

                           (d) Any person who proposes to make a "control share acquisition" of the Company, within the meaning of Section 1701.01(Z) of the Ohio General Corporation Law, submits or is required to submit an acquiring person statement to the Company.

2.4 "Committee" means the Compensation Committee of the Board of Directors, consisting of not less than three Directors appointed by and serving during the pleasure of the Board of Directors, so long as the composition of the Committee satisfies the "disinterested" administration standard of Rule 16b-3 under the Exchange Act. Except to the extent permitted by Rule 16b-3, no Director who, during one year prior to service as a member of the Committee or at any time during such service, has been granted or awarded equity securities of the Company pursuant to this Plan or any other plan of the Company may serve as a member of the Committee.

2.5 "Company" means Nordson Corporation and its subsidiaries and affiliates, including any corporation, partnership, joint venture, or other business entity in which the Nordson Corporation owns, directly, or indirectly, more than 50 percent of the total combined voting power of all classes of stock or other ownership interests.

2.6 "Disability" means a physical or mental impairment, due to accident or illness, that renders a Participant


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         incapable of performing the duties of his normal occupation, as determined by the Committee. The Committee may, in its discretion, require that the existence of the Disability be verified by a physician approved by the Committee.

2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

2.8 "Participant" means any employee of the Company to whom an Award is made.

2.9      "Plan" means this Nordson Corporation 1992 Restricted Stock Plan.

2.10 "Restriction Period" means the period from the date of the Award until the earlier of (i) the date of lapse of restrictions and risk of forfeiture specified by the Committee in the grant or thereafter amended by the Committee pursuant to Section 6.2, 6.3, or 8.3 of the Plan, (ii) the date of occurrence of a Change in Control, or (iii) the termination of the Participant's employment with the Company by retirement in accordance with Section 6.1.

2.11 "Restricted Stock" means the Common Shares, with no par value, of the Company awarded to a Participant under this Plan, subject to adjustment as provided in Section 7.

2.12 "Restricted Stock Award" means the award of Restricted Stock under this Plan.


                         SECTION 3. PLAN ADMINISTRATION

                  This Plan will be administered by the Committee. The Committee will have the authority to interpret and administer this Plan, including the selection of the Participants to whom Awards will be granted, the determination of the Restriction Period, number of shares of Restricted Stock, and other terms of each Award and the granting of Awards.

The Committee will also have the authority, if it deems appropriate, to make rules governing the operation of this Plan and to prescribe the form of agreements to be entered into by Participants. As to Participants who are not subject to Section 16 of Exchange Act, the Committee may, in its discretion and subject to any limitations it may prescribe, delegate to the Chief Executive Officer of the Company its authority to administer this Plan, including its authority to grant Awards. Any action by the Committee or by the Chief Executive Officer, as the case may be, in administering this Plan will be final and binding on the Company, the Participants, their successors and assigns, and anyone else claiming under or through them.




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                     SECTION 4. SHARES SUBJECT TO THIS PLAN

                  Subject to adjustment as provided in Section 7, the total number of shares of Restricted Stock that may be granted under this Plan will be 500,000. Any shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or Common Shares acquired on the open market specifically for distribution under this Plan.


                                SECTION 5. AWARDS

5.1 Awards. Restricted Stock Awards will be evidenced by a writing, will conform to the requirements of this Plan, and may contain such other provisions (such as performance targets) as the Committee deems advisable.

5.2 Rights as a Shareholder. Subject to the restrictions on transfer and the risk of forfeiture, a Participant will have all of the rights of a holder of the Restricted Stock subject to the Award, including the right to receive dividends paid on and to vote the Restricted Stock.

5.3 Restriction on Transfer. During the Restriction Period, the Restricted Stock may not be sold, given, pledged, assigned, or otherwise transferred for any reason other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order, and any attempt to do so will be ineffective and, subject to the discretion of the Committee, will result in the forfeiture of the Restricted Stock.

5.4 Restrictive Legend. Certificates representing all shares of Restricted Stock will bear the following legend:

                  "Transfer of the shares represented by this certificate is restricted in accordance with the Nordson Corporation 1992 Restricted stock Plan. These shares may not be sold, given, pledged, assigned, or otherwise transferred prior to [date on which restriction lapses]."

         If the Restriction Period lapses pursuant to the Plan prior to the date set forth in the legend, the Participant will be entitled to have the legend removed from the certificate.


                      SECTION 6. TERMINATION OF EMPLOYMENT

6.1 Termination of Employment Due to Retirement at Normal Retirement Date. In the event that a Participant, during the Restriction Period applicable to any Restricted Stock, terminates employment with the Company due to


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         retirement at the Participant's normal retirement date under the terms of the retirement plan of the Company applicable to the Participant, the Restriction Period will terminate, and all of the Restricted Stock will become free of the restrictions on transfer set forth in Section 5.3.

6.2 Termination of Employment Due to Early Retirement, Death, or Disability. In the event a participant, during the Restriction Period applicable to any Restricted Stock, terminates his employment with the Company due to retirement before his or her normal retirement date, death, or disability, the Restriction Period will terminate with respect to that number of shares of the Restricted Stock (rounded to the nearest whole number) equal to the product of (i) the total number of shares of the Restricted Stock multiplied by (ii) a fraction the numerator of which is the number of full months that have elapsed since the date of grant and the denominator of which is the number of full months of the full Restriction Period, and that number of shares of the Restricted Stock will become free of the restrictions on transfer set forth in Section 5.3. All remaining shares of the Restricted Stock will be forfeited and returned to the Company; except that the Committee may, in its discretion, waive the forfeiture of any or all such remaining shares.

6.3 Termination of Employment for Reasons Other Than Death, Disability, or Retirement. In the event that a Participant, during the Restriction Period applicable to any Restricted Stock, terminates his employment with the Company for any reason other than those set forth in Sections
         6.1 and 6.2, then all shares of the Restricted Stock will be forfeited and returned to the Company; except that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee may, in its discretion, waive the forfeiture of any or all such shares.


              SECTION 7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

                  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or any other change in the corporate structure of the Company affecting the Common Shares of the Company, or a distribution to shareholders other than a normal cash dividend, the Board of Directors will make an appropriate adjustment in the number and type of shares to be awarded under this Plan and in any outstanding Restricted Stock Awards.




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               SECTION 8. EFFECTIVE DATE, DURATION, AND AMENDMENTS

8.1      Effective Date. This Plan will become effective as of January 1, 1992.

8.2 Duration; Amendment of Plan. This Plan will remain in full force and effect until all Common Shares subject to this Plan have been awarded and the Restriction Period relating to such Common Shares has lapsed. The Board of Directors will have the power to amend, suspend, or terminate this Plan at any time, provided that no such action will adversely affect any outstanding Award without the Participant's consent. This Plan may not be amended without shareholder approval if such approval is required to qualify the Plan under Rule 16b-3 of the Exchange Act.

8.3 Amendment of Awards. The Committee may, in its discretion, amend any or all outstanding Restricted Stock Awards, including amendments to accelerate the lapse of the Restriction Period, to the extent it deems appropriate. In no event however, will the Restriction Period applicable to a Restricted Stock Award granted to a Participant who is subject to Section 16 of the Exchange Act be less than six months from the date of grant (unless otherwise permitted under Rule 16b-3 of the Exchange Act). Such amendment may be unilateral by the Committee, except in the case of amendments adverse to the Participant, in which case the Participant's consent is required to any such amendment.


                         SECTION 9. GENERAL PROVISIONS

9.1 Plan Noncontractual. Nothing contained in this Plan, or in any Award granted under this Plan, will confer upon any Participant any right to the continuation of employment by the Company.

9.2 Transfer of Employment. For purposes of this Plan, transfer of employment between Nordson Corporation and its subsidiaries and affiliates will not be deemed to be a termination of employment.

9.3 Tax Withholding. Appropriate provision may be made for the payment of all taxes required to be withheld in connection with any Award or with dividends payable on any shares of Restricted Stock. The Committee may, in its discretion, permit a Participant to satisfy, in whole or in part, any withholding tax that may arise in connection with an Award, or the lapse of restrictions on an Award, by delivering Common Shares of the Company with a fair market value equal to the amount of the withholding tax. The fair market value of the Common Shares to be delivered or retained shall be the closing price of the Common Shares as reported by the NASDAQ National Market


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         System for the last date on which trades were reported prior to the date on which the amount of the withholding tax is determined.

9.4 Governing Law. This Plan and all documents delivered pursuant to this Plan will be construed in accordance with and governed by the laws of Ohio.

9.5 Grants to Employees in Foreign Countries. Without amending this Plan, Restricted Stock Awards may be granted to Participants who are foreign nationals, or who are United States nationals employed outside the United States, on such terms and conditions different from those specified in this Plan as may, in discretion of the Committee, be necessary or desirable to further the purpose of this Plan.